Exhibit 99.1

For more information, contact:

Katharine Raymond

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

Suellen Vann

Public Relations Leader

Acxiom Corporation

(501) 342-0263

EACXM

Acxiom® Announces Fiscal 2007 Results

Company also moves to new three-division alignment

LITTLE ROCK, Ark. – May 16, 2007 – Acxiom® Corporation (Nasdaq: ACXM) today reported full-year and fourth-quarter financial results for fiscal 2007 ended March 31, 2007, and also announced a new organizational alignment designed to increase focus on the company’s three core areas of business. The reported results, excluding unusual charges, met the Company’s expectations and consensus analysts’ estimates of $.20 earnings per share for the quarter.

Full 2007 fiscal-year results include revenue of $1.4 billion, income from operations of $158.8 million and diluted earnings per share of $.84. These results include the impact in the fourth quarter of unusual charges that reduced diluted EPS for the fourth quarter and full fiscal year by $.12.

Fourth-quarter results include revenue of $357.3 million, income from operations of $29.3 million, diluted earnings per share of $.08, operating cash flow of $76.5 million and free cash flow available to equity of $15.4 million.

Acxiom will hold a conference call at 6:45 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

Acxiom’s new organizational structure reflects the unique characteristics within each area of the business and will facilitate the execution of operational strategies designed to maximize financial performance in each division. The re-segmentation took effect April 1, 2007, the first day of the company’s fiscal year 2008.

“This change is all about bringing focus and dedicated management to each key area of our business,” Acxiom chairman and chief executive Charles D. Morgan said. “We believe this structure more closely aligns with our overall mission and therefore will lead to greater returns for our shareholders.”

Acxiom is composed of, and will report financial results by, three divisions under a single company umbrella. Those divisions, chief executives, and business characteristics include:

•

Acxiom Services Division – Lee Hodges, chief executive: The division develops, sells and delivers industry-tailored solutions globally through the integration of products, services and consulting. The primary target market is the Fortune 1000 and other large global firms. This division is responsible for Acxiom’s marketing database solutions, customer data integration (CDI) offerings, e-mail and internet search marketing services, consulting and professional services,  and the Business Information Grid (BIG) non-hosted solutions that will be offered in fiscal 2008, utilizing a client-intimate engagement model characterized by long-term client relationships.

•

Acxiom Information Products Division – Alex Dietz, chief executive: The division develops and sells all data and risk mitigation products, including InfoBase®, Personicx® and InsightIdentify in the U.S. as well as all Acxiom European Data Products. It focuses on product development, product lifecycle management, data content management and innovation. Its primary go-to-market channels are the Acxiom Services Division for Fortune 1000 clients, a direct sales force for the mid-tier and the broker and reseller market.

•

Acxiom Infrastructure Management Division – Marty Sunde, chief executive: The division is fully responsible for developing and delivering Information Technology products and services that improve a company’s ability to manage its information technology deliver platform at lower costs and higher efficiencies.  Such offerings include traditional IT outsourcing and transformational solutions such as the Acxiom data factory.  The division primarily focuses on supporting an entire infrastructure for high growth, emerging companies, or specific components of larger enterprise IT organizations.  Operational excellence and efficient asset and capital management practices characterize this division.

“At this point in Acxiom’s evolution, re-segmenting our company into three autonomous but very tightly connected divisions creates a business that can be more effectively and efficiently managed,” Morgan said. “We’ll be able to make better-targeted investment and operational decisions in each area, and the added transparency into our financial performance will provide more clarity – internally and externally.”

Acxiom also announced that it has hired Chris Wolf to become the company’s Chief Financial Officer. Wolf will begin working at Acxiom in a few weeks and will transition into the CFO role over the next few months. Wolf most recently has served as a senior advisor at Boulder Specialty Brands and previously was executive vice president and CFO at Catalina Marketing Corporation.

Acxiom’s fiscal 2007 highlights include:

•	Revenue of $1.40 billion, up 4.7 percent from $1.33 billion a year ago, an increase of $63 million in annual revenue.
•	Income from operations of $158.8 million, an increase of 21.1 percent compared to $131.1 million in fiscal 2006.
•	Diluted earnings per share of $.84, up 18 percent from $.71 the year before.
•

Fiscal year results include the impact of pretax charges of $9.7 million and income tax expense of $3.8 million related to closing Acxiom’s business in Spain, cost of severance and retirement of debt in the U.S. and additional research tax credit reserves that reduced diluted EPS for the full fiscal year by $.12.

•	Operating cash flow of $260.0 million and free cash flow available to equity of $55.2 million.

•	The acquisition of Equitec, a business with strong marketing and merchandizing optimization expertise in the retail industry, based in Cleveland, Ohio.
•

The acquisition of Harbinger Technologies Group, a McLean, Va.-based international consulting and technology firm that develops software tools and training programs for personnel involved in homeland defense, national security and the prevention of international terrorism.

•	The acquisition of Kefta, the leading company for real-time, dynamic personalization solutions for the Internet, based in San Francisco.

Acxiom’s fourth-quarter highlights include:

•	Revenue of $357.3 million, a 4 percent increase over $344.3 million in the fourth quarter of fiscal 2006.
•	Income from operations of $29.3 million, a 34 percent decrease from $44.6 million the year before.
•	Diluted earnings per share of $.08, down 69 percent from $.26 in the same period a year ago.
•

The quarter results include the impact of pretax charges of $9.7 million and income tax expense of $3.8 million related to closing Acxiom’s business in Spain, cost of severance and retirement of debt in the U.S. and additional research tax credit reserves that reduced diluted EPS for the fourth quarter by $.12.

•

Operating cash flow of $76.5 million and free cash flow available to equity of $15.4 million. Free cash flow available to equity is a non-GAAP financial measure, and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.

Fiscal 2007 Recognition

In fiscal 2007, Acxiom:

•	Was named as one of the top 30 providers of financial services in the “FinTech 100” listing of the top technology providers as complied by American Banker and the research firm Financial Insights.
•	Saw its Acxiom Digital business ranked No. 17 by Advertising Age magazine on its list of top 50 interactive agencies based on annual U.S. revenues.
•	Was included on Forbes magazine’s “Platinum 400” list of the best large publicly traded companies in America.

Outlook

Acxiom’s Board of Directors has approved a business plan for fiscal 2008 of $1.02 in earnings per share. The Company continues to focus on its initiatives to improve performance and is in the process of restructuring into the three new divisions previously explained.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom’s innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia, China and Canada.

For more information, visit www.acxiom.com.

This release and today’s conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements may include but are not necessarily limited to the following: that we expect that our emphasis on revenue growth will lead to increased rates of revenue growth, that we expect that continued focus on expense controls will lead to continued improvement in operating margins, that the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings, dividends and other metrics will be within the estimated ranges; that the estimations of revenue, earnings, cash flow, growth rates, restructuring charges and expense reductions will be within the estimated ranges; and that the business pipeline and our anticipated cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections. The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that clients may attempt to reduce the amount of business they do with the Company; the possibility that in the event that a change of control of the Company was sought that certain of the clients of the Company would invoke certain provisions in their contracts resulting in a decline in the revenue and profit of the Company; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that the historical seasonality of our business may change; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won’t be able to properly motivate our sales force or other associates; the possibility that we won’t be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won’t be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the Company; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won’t be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the board-approved business plan, all of the above factors apply, along with the following which were assumptions made in creating the board-approved business plan: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom’s computer, communications and other equipment expenses will continue to fall as a percentage of revenue; that the Customer Information Infrastructure (CII) grid-based environment will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the acquisitions of companies operating primarily outside of the United States will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the Company will use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to annual dividends, that the board of directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of equity instruments will be mitigated by continued stock repurchases in accordance with the Company’s stock repurchase program. With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom, InfoBase and Personicx are registered trademarks of Acxiom Corporation.

###

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	March 31,
			$	%
	2007	2006	Variance	Variance

Revenue:
Services	267,314	257,591	9,723	3.8%
Data	89,957	86,752	3,205	3.7%
Total revenue	357,271	344,343	12,928	3.8%

Operating costs and expenses:
Cost of revenue
Services	209,830	196,428	13,402	6.8%
Data	52,991	52,142	849	1.6%
Total cost of revenue	262,821	248,570	14,251	5.7%

Services gross margin	21.5%	23.7%
Data gross margin	41.1%	39.9%
Total gross margin	26.4%	27.8%

Selling, general and administrative	56,031	51,642	4,389	8.5%
Gains, losses and other items, net	9,122	(456)	9,578	0.0%

Total operating costs and expenses	327,974	299,756	28,218	9.4%

Income from operations	29,297	44,587	(15,290)	(34.3%)

Other income (expense):
Interest expense	(15,002)	(7,531)	(7,471)	99.2%
Other, net	1,444	135	1,309	969.6%

Total other income (expense)	(13,558)	(7,396)	(6,162)	83.3%

Earnings before income taxes	15,739	37,191	(21,452)	(57.7%)

Income taxes	9,468	14,132	(4,664)	(33.0%)

Net earnings	6,271	23,059	(16,788)	(72.8%)

Earnings per share:

Basic	0.08	0.27	(0.19)	(70.4%)

Diluted	0.08	0.26	(0.18)	(69.2%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Twelve Months Ended
	March 31,
			$	%
	2007	2006	Variance	Variance

Revenue:
Services	1,061,103	1,012,549	48,554	4.8%
Data	334,033	320,019	14,014	4.4%
Total revenue	1,395,136	1,332,568	62,568	4.7%

Operating costs and expenses:
Cost of revenue
Services	806,991	772,162	34,829	4.5%
Data	206,629	201,950	4,679	2.3%
Total cost of revenue	1,013,620	974,112	39,508	4.1%

Services gross margin	23.9%	23.7%
Data gross margin	38.1%	36.9%
Total gross margin	27.3%	26.9%

Selling, general and administrative	213,849	217,869	(4,020)	(1.8%)
Gains, losses and other items, net	8,897	9,504	(607)	0.0%

Total operating costs and expenses	1,236,366	1,201,485	34,881	2.9%

Income from operations	158,770	131,083	27,687	21.1%

Other income (expense):
Interest expense	(46,632)	(28,744)	(17,888)	62.2%
Other, net	5,933	2,005	3,928	195.9%

Total other income (expense)	(40,699)	(26,739)	(13,960)	52.2%

Earnings before income taxes	118,071	104,344	13,727	13.2%

Income taxes	47,331	40,216	7,115	17.7%

Net earnings	70,740	64,128	6,612	10.3%

Earnings per share:

Basic	0.86	0.73	0.13	17.8%

Diluted	0.84	0.71	0.13	18.3%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended

	March 31,	December 31,	$	%
	2007	2006	Variance	Variance

Revenue:
Services	267,314	265,798	1,516	0.6%
Data	89,957	87,043	2,914	3.3%
Total revenue	357,271	352,841	4,430	1.3%

Operating costs and expenses:
Cost of revenue
Services	209,830	199,704	10,126	5.1%
Data	52,991	53,004	(13)	(0.0%)
Total cost of revenue	262,821	252,708	10,113	4.0%

Services gross margin	21.5%	24.9%
Data gross margin	41.1%	39.1%
Total gross margin	26.4%	28.4%

Selling, general and administrative	56,031	49,065	6,966	14.2%
Gains, losses and other items, net	9,122	(225)	9,347	0.0%

Total operating costs and expenses	327,974	301,548	26,426	8.8%

Income from operations	29,297	51,293	(21,996)	(42.9%)

Other income (expense):
Interest expense	(15,002)	(14,911)	(91)	0.6%
Other, net	1,444	1,157	287	24.8%

Total other income (expense)	(13,558)	(13,754)	196	(1.4%)

Earnings before income taxes	15,739	37,539	(21,800)	(58.1%)

Income taxes	9,468	12,594	(3,126)	(24.8%)

Net earnings	6,271	24,945	(18,674)	(74.9%)

Earnings per share:

Basic	0.08	0.32	(0.24)	(75.0%)

Diluted	0.08	0.31	(0.23)	(74.2%)

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	March 31,	March 31,	December 31,
	2007	2006	2006

Basic earnings per share:

Numerator - net earnings	6,271	23,059	24,945

Denominator - weighted-average shares outstanding	78,385	86,981	77,717

Basic earnings per share	0.08	0.27	0.32

Diluted earnings per share:

Numerator - net earnings

Net earnings	6,271	23,059	24,945

Denominator:

Weighted-average shares outstanding	78,385	86,981	77,717

Dilutive effect of common stock options, warrants and restricted stock	1,750	2,855	2,238

	80,135	89,836	79,955

Diluted earnings per share	0.08	0.26	0.31

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Twelve Months Ended
	March 31,

	2007	2006

Basic earnings per share:

Numerator - net earnings	70,740	64,128

Denominator - weighted-average shares outstanding	82,564	87,557

Basic earnings per share	0.86	0.73

Diluted earnings per share:

Numerator - net earnings

Net earnings	70,740	64,128

Denominator:

Weighted-average shares outstanding	82,564	87,557

Dilutive effect of common stock options, warrants and restricted stock	2,115	2,732

	84,679	90,289

Diluted earnings per share	0.84	0.71

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,	December 31,
Revenue:	2007	2006	2006

US services & data	305,778	295,795	298,978
International services & data	51,493	48,548	53,863

Total revenue	357,271	344,343	352,841

US supplemental information:
Services & data excluding IT mgmt	217,474	206,853	211,312
IT management services	88,304	88,942	87,666
	305,778	295,795	298,978

International supplemental information:
Services & data excluding IT mgmt	51,493	48,548	53,863

Income from operations:

US services & data	32,771	40,712	46,832
International services & data	5,648	3,419	4,236
Corporate & other	(9,122)	456	225

Total income from operations	29,297	44,587	51,293

Margin:

US services & data	10.7%	13.8%	15.7%
International services & data	11.0%	7.0%	7.9%

Total margin	8.2%	12.9%	14.5%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended
	March 31,

Revenue:	2007	2006

US services & data	1,196,379	1,147,641
International services & data	198,757	184,927

Total revenue	1,395,136	1,332,568

US supplemental information:
Services & data excluding IT mgmt	841,476	796,506
IT management services	354,903	351,135
	1,196,379	1,147,641

International supplemental information:
Services & data excluding IT mgmt	198,757	184,927

Income from operations:

US services & data	155,643	135,840
International services & data	12,024	4,746
Corporate & other	(8,897)	(9,503)

Total income from operations	158,770	131,083

Margin:

US services & data	13.0%	11.8%
International services & data	6.0%	2.6%

Total margin	11.4%	9.8%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,	$	%	December 31,	$	%
	2007	2006	Variance	Variance	2006	Variance	Variance

Data	69,596	65,876	3,720	5.6%	68,520	1,076	1.6%
Passthrough data	20,361	20,576	(215)	(1.0%)	18,523	1,838	9.9%

Total data revenue	89,957	86,452	3,505	4.1%	87,043	2,914	3.3%

Cost of data revenue:
Data	32,630	31,566	1,064	3.4%	34,481	(1,851)	(5.4%)
Passthrough data	20,361	20,576	(215)	(1.0%)	18,523	1,838	9.9%

Total cost of data	52,991	52,142	849	1.6%	53,004	(13)	(0.0%)

Margin:

Data	53.1%	52.1%			49.7%
Passthrough data	0.0%	0.0%			0.0%
Total data	41.1%	39.7%			39.1%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended
	March 31,
			$	%
	2007	2006	Variance	Variance

Data	255,299	243,630	11,669	4.8%
Passthrough data	78,734	76,389	2,345	3.1%

Total data revenue	334,033	320,019	14,014	4.4%

Cost of data revenue:
Data	127,895	125,561	2,334	1.9%
Passthrough data	78,734	76,389	2,345	3.1%

Total cost of data	206,629	201,950	4,679	2.3%

Margin:

Data	49.9%	48.5%
Passthrough data	0.0%	0.0%
Total data	38.1%	36.9%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31,	March 31,	$	%
	2007	2006	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	37,776	7,705	30,071	390.3%
Trade accounts receivable, net	285,850	261,624	24,226	9.3%
Refundable income taxes	7,657	-	7,657	100.0%
Deferred income taxes	22,341	24,587	(2,246)	(9.1%)
Other current assets	59,252	44,937	14,315	31.9%

Total current assets	412,876	338,853	74,023	21.8%

Property and equipment	733,175	662,948	70,227	10.6%
Less - accumulated depreciation and amortization	420,883	329,177	91,706	27.9%

Property and equipment, net	312,292	333,771	(21,479)	(6.4%)

Software, net of accumulated amortization	44,289	45,509	(1,220)	(2.7%)
Goodwill	522,046	472,401	49,645	10.5%
Purchased software licenses, net of accumulated amortization	151,326	155,518	(4,192)	(2.7%)
Unbilled and notes receivable, excluding current portions	16,742	19,139	(2,397)	(12.5%)
Deferred costs, net	137,684	112,817	24,867	22.0%
Data acquisition costs	35,398	40,828	(5,430)	(13.3%)
Other assets, net	23,251	21,662	1,589	7.3%

	1,655,904	1,540,498	115,406	7.5%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term obligations	106,921	93,518	13,403	14.3%
Trade accounts payable	54,808	44,144	10,664	24.2%
Accrued payroll and related expenses	33,663	32,139	1,524	4.7%
Other accrued expenses	79,078	81,428	(2,350)	(2.9%)
Deferred revenue	113,318	123,916	(10,598)	(8.6%)
Income taxes	-	4,845	(4,845)	(100.0%)

Total current liabilities	387,788	379,990	7,798	2.1%

Long-term obligations:
Long-term debt and capital leases, net of current installments	631,184	353,692	277,492	78.5%
Software and data licenses, net of current installments	17,695	22,723	(5,028)	(22.1%)

Total long-term obligations	648,879	376,415	272,464	72.4%

Deferred income taxes	97,926	77,916	20,010	25.7%

Commitments and contingencies

Stockholders' equity:
Common stock	11,145	10,946	199	1.8%
Additional paid-in capital	718,336	677,026	41,310	6.1%
Unearned stock-based compensation	-	(1,941)	1,941	(100.0%)
Retained earnings	462,844	410,278	52,566	12.8%
Accumulated other comprehensive income	17,526	2,205	15,321	694.8%
Treasury stock, at cost	(688,540)	(392,337)	(296,203)	75.5%

Total stockholders' equity	521,311	706,177	(184,866)	(26.2%)

	1,655,904	1,540,498	115,406	7.5%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,

	2007	2006

Cash flows from operating activities:
Net earnings	6,271	23,059
Non-cash operating activities:
Depreciation and amortization	59,187	58,787
Loss (gain) on disposal or impairment of assets, net	(235)	(346)
Deferred income taxes	17,102	(2,403)
Tax benefit of stock options and warrants	-	19,097
Non-cash stock compensation expense	1,124	345
Changes in operating assets and liabilities:
Accounts receivable	(14,372)	(7,324)
Other assets	(16,942)	(4,450)
Accounts payable and other liabilities	11,804	(9,043)
Deferred revenue	12,595	(3,564)
Net cash provided by operating activities	76,534	74,158
Cash flows from investing activities:
Capitalized software	(8,000)	(5,217)
Capital expenditures	(8,230)	(493)
Deferral of costs	(17,092)	(15,956)
Payments received from investments	50	905
Net cash paid in acquisitions	(18,667)	(117)
Net cash used by investing activities	(51,939)	(20,878)
Cash flows from financing activities:
Proceeds from debt	-	14,746
Payments of debt	(77,928)	(91,079)
Dividends paid	(4,703)	(4,338)
Sale of common stock	7,663	27,007
Acquisition of treasury stock	-	(1,905)
Tax benefit of stock options exercised	61	-
Net cash used by financing activities	(74,907)	(55,569)
Effect of exchange rate changes on cash	74	88

Net increase (decrease) in cash and cash equivalents	(50,238)	(2,201)
Cash and cash equivalents at beginning of period	88,014	9,906
Cash and cash equivalents at end of period	37,776	7,705

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	15,270	9,553
Income taxes	6,569	4,561
Payments on capital leases and installment payment arrangements	18,579	18,342
Payments on software and data license liabilities	5,746	5,459
Prepayment of debt	50,000	-
Other debt payments, excluding line of credit	3,603	3,796

Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	14,474	14,884
Construction and other financing	213	3,572
Software licenses and maintenance acquired under software obligation	8,305	6,570
Note payable issued in acquisition	1,300	-

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,

	2007	2006

Cash flows from operating activities:
Net earnings	70,740	64,128
Non-cash operating activities:
Depreciation and amortization	229,566	231,137
Gain on disposal or impairment of assets, net	(1,718)	(1,797)
Deferred income taxes	16,127	9,998
Tax benefit of stock options and warrants	-	19,097
Non-cash stock compensation expense	3,823	1,313
Changes in operating assets and liabilities:
Accounts receivable	(30,140)	(21,162)
Other assets	(19,101)	(26,197)
Accounts payable and other liabilities	3,960	(6,253)
Deferred revenue	(13,305)	5,569
Net cash provided by operating activities	259,952	275,833
Cash flows from investing activities:
Disposition of operations	-	4,844
Sale of assets	-	5,123
Capitalized software	(27,443)	(21,903)
Capital expenditures	(14,225)	(6,848)
Cash collected from the sale and license of software	10,000	20,000
Deferral of costs	(66,687)	(70,454)
Payments received from investments	2,758	3,760
Net cash paid in acquisitions	(33,067)	(144,626)
Net cash used by investing activities	(128,664)	(210,104)
Cash flows from financing activities:
Proceeds from debt	649,756	437,868
Payments of debt	(471,670)	(307,120)
Dividends paid	(18,174)	(17,406)
Sale of common stock	33,464	58,616
Acquisition of treasury stock	(299,301)	(233,770)
Tax benefit of stock options exercised	4,142	-
Net cash used by financing activities	(101,783)	(61,812)
Effect of exchange rate changes on cash	566	(397)

Net increase in cash and cash equivalents	30,071	3,520
Cash and cash equivalents at beginning of period	7,705	4,185
Cash and cash equivalents at end of period	37,776	7,705

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	46,645	27,958
Income taxes	37,596	4,185
Payments on capital leases and installment payment arrangements	76,135	72,232
Payments on software and data license liabilities	26,897	29,069
Prepayment of debt	50,000	-
Other debt payments, excluding line of credit	10,235	9,302
Noncash investing and financing activities:
Issuance of options for acquisition	-	7,541
Acquisition of property and equipment under capital lease
and installment payment arrangements	58,928	85,261
Construction and other financing	18,380	10,772
Software licenses and maintenance acquired under software obligation	23,571	14,950
Issuance of common stock for acquisition	3,610	-
Note payable issued in acquisition	1,300	-

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06	09/30/06	12/31/06	03/31/07	YTD FY2007

Net cash provided by operating activities	61,476	44,785	95,414	74,158	275,833	56,350	64,409	62,659	76,534	259,952
Less:
Tax benefit of stock options and warrants	-	-	-	(19,097)	(19,097)	-	-	-	-	-

Subtotal	61,476	44,785	95,414	55,061	256,736	56,350	64,409	62,659	76,534	259,952

Plus:
Proceeds received from the disposition of operations	-	1,529	3,315	-	4,844	-	-	-	-	-
Proceeds received from the disposition of assets	-	3,613	1,510	-	5,123	-	-	-	-	-
Payments received from investments	721	41	2,093	905	3,760	783	1,925	-	50	2,758
Less:
Capitalized software	(5,673)	(5,809)	(5,204)	(5,217)	(21,903)	(5,719)	(6,926)	(6,798)	(8,000)	(27,443)
Capital expenditures	(2,929)	(3,025)	(401)	(493)	(6,848)	(217)	(3,260)	(2,518)	(8,230)	(14,225)
Deferral of costs	(16,192)	(18,703)	(19,603)	(15,956)	(70,454)	(16,887)	(16,559)	(16,149)	(17,092)	(66,687)
Payments on capital leases and installment payment arrangements	(19,929)	(15,967)	(17,994)	(18,342)	(72,232)	(18,905)	(21,951)	(16,700)	(18,579)	(76,135)
Payments on software and data license liabilities	(10,938)	(5,328)	(7,344)	(5,459)	(29,069)	(7,847)	(7,304)	(6,000)	(5,746)	(26,897)
Other required debt payments	(1,357)	(2,434)	(1,715)	(3,796)	(9,302)	(1,711)	(1,804)	(3,117)	(3,603)	(10,235)

Subtotal	5,179	(1,298)	50,071	6,703	60,655	5,847	8,530	11,377	15,334	41,088

Plus:
Tax benefit of stock options and warrants	-	-	-	19,097	19,097	1,079	1,765	1,237	61	4,142

Subtotal	5,179	(1,298)	50,071	25,800	79,752	6,926	10,295	12,614	15,395	45,230

Plus:
Cash collected from sale of software	-	-	20,000	-	20,000	5,000	5,000	-	-	10,000

Total	5,179	(1,298)	70,071	25,800	99,752	11,926	15,295	12,614	15,395	55,230

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

											Q4 FY06 to Q4 FY07		FY06 to FY07
	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06	09/30/06	12/31/06	03/31/07	FY2007%		$	%	$
Revenue:
Services	238,499	253,193	263,266	257,591	1,012,549	261,892	266,099	265,798	267,314	1,061,103	3.8%	9,723	4.8%	48,554
Data	71,772	77,330	84,165	86,752	320,019	74,813	82,220	87,043	89,957	334,033	3.7%	3,205	4.4%	14,014
Total revenue	310,271	330,523	347,431	344,343	1,332,568	336,705	348,319	352,841	357,271	1,395,136	3.8%	12,928	4.7%	62,568

Operating costs and expenses:
Cost of revenue
Services	194,349	191,883	189,502	196,428	772,162	196,073	201,384	199,704	209,830	806,991	6.8%	13,402	4.5%	34,829
Data	48,885	52,124	48,799	52,142	201,950	49,572	51,062	53,004	52,991	206,629	1.6%	849	2.3%	4,679
Total cost of revenue	243,234	244,007	238,301	248,570	974,112	245,645	252,446	252,708	262,821	1,013,620	5.7%	14,251	4.1%	39,508

Selling, general and administrative	53,700	54,902	57,625	51,642	217,869	54,745	54,008	49,065	56,031	213,849	8.5%	4,389	-1.8%	(4,020)
Gains, losses and other items, net	(1,637)	12,799	(1,202)	(456)	9,504	0	0	(225)	9,122	8,897	-2100.4%	9,578	-6.4%	(607)

Total operating costs and expenses	295,297	311,708	294,724	299,756	1,201,485	300,390	306,454	301,548	327,974	1,236,366	9.4%	28,218	2.9%	34,881

Income from operations	14,974	18,815	52,707	44,587	131,083	36,315	41,865	51,293	29,297	158,770	-34.3%	(15,290)	21.1%	27,687
% Margin	4.8%	5.7%	15.2%	12.9%	9.8%	10.8%	12.0%	14.5%	8.2%	11.4%
Other income (expense)
Interest expense	(5,162)	(7,416)	(8,635)	(7,531)	(28,744)	(7,769)	(8,950)	(14,911)	(15,002)	(46,632)	99.2%	(7,471)	62.2%	(17,888)
Other, net	891	1,050	(71)	135	2,005	647	2,685	1,157	1,444	5,933	969.6%	1,309	195.9%	3,928
Total other income (expense)	(4,271)	(6,366)	(8,706)	(7,396)	(26,739)	(7,122)	(6,265)	(13,754)	(13,558)	(40,699)	83.3%	(6,162)	52.2%	(13,960)

Earnings before income taxes	10,703	12,449	44,001	37,191	104,344	29,193	35,600	37,539	15,739	118,071	-57.7%	(21,452)	13.2%	13,727
Income taxes	4,064	5,300	16,720	14,132	40,216	11,385	13,884	12,594	9,468	47,331	-33.0%	(4,664)	17.7%	7,115

Net earnings	6,639	7,149	27,281	23,059	64,128	17,808	21,716	24,945	6,271	70,740	-72.8%	(16,788)	10.3%	6,612

Diluted earnings (loss) per share	0.07	0.08	0.31	0.26	0.71	0.20	0.25	0.31	0.08	0.84	-69.2%	(0.18)	18.3%	0.13

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - INTERNAL FORMAT
(Unaudited)
(Dollars in thousands, except earnings per share)

											Q4 FY06 to Q4 FY07		FY06 to FY07
	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06	09/30/06	12/31/06	03/31/07	FY2007%		$	%	$

Revenue	310,271	330,523	347,431	344,343	1,332,568	336,705	348,319	352,841	357,271	1,395,136	3.8%	12,928	4.7%	62,568

Operating costs and expenses:

Salaries and benefits	126,264	127,325	129,888	132,579	516,056	135,917	139,557	139,724	154,801	569,999	16.8%	22,222	10.5%	53,943

Computer, communications and
other equipment	77,647	76,250	73,614	71,730	299,241	73,119	72,685	71,132	73,409	290,345	2.3%	1,679	-3.0%	(8,896)

Data costs	41,831	44,752	42,021	44,593	173,197	43,372	44,196	43,761	42,569	173,898	-4.5%	(2,024)	0.4%	701

Other operating costs and expenses	51,192	50,582	50,403	51,310	203,487	47,982	50,016	47,156	48,071	193,225	-6.3%	(3,239)	-5.0%	(10,262)

Gains, losses and other items, net	(1,637)	12,799	(1,202)	(456)	9,504	-	-	(225)	9,122	8,897	-2100.4%	9,578	-6.4%	(607)

Total operating costs and expenses	295,297	311,708	294,724	299,756	1,201,485	300,390	306,454	301,548	327,972	1,236,364	9.4%	28,216	2.9%	34,879

Income (loss) from operations	14,974	18,815	52,707	44,587	131,083	36,315	41,865	51,293	29,299	158,772	-34.3%	(15,288)	21.1%	27,689
Operating Margin	4.8%	5.7%	15.2%	12.9%	9.8%	10.8%	12.0%	14.5%	8.2%	11.4%
Other income (expense):
Interest expense	(5,162)	(7,416)	(8,635)	(7,531)	(28,744)	(7,769)	(8,950)	(14,911)	(15,002)	(46,632)	99.2%	(7,471)	62.2%	(17,888)
Other, net	891	1,050	(71)	135	2,005	647	2,685	1,157	1,444	5,933	969.6%	1,309	195.9%	3,928

	(4,271)	(6,366)	(8,706)	(7,396)	(26,739)	(7,122)	(6,265)	(13,754)	(13,558)	(40,699)	83.3%	(6,162)	52.2%	(13,960)

Earnings (loss) before income taxes	10,703	12,449	44,001	37,191	104,344	29,193	35,600	37,539	15,741	118,073	-57.7%	(21,450)	13.2%	13,729

Income taxes	4,064	5,300	16,720	14,132	40,216	11,385	13,884	12,594	9,468	47,331	-33.0%	(4,664)	17.7%	7,115

Net earnings (loss)	6,639	7,149	27,281	23,059	64,128	17,808	21,716	24,945	6,273	70,742	-72.8%	(16,786)	10.3%	6,614

Diluted earnings (loss) per share	0.07	0.08	0.31	0.26	0.71	0.20	0.25	0.31	0.08	0.84	-69.2%	(0.18)	18.3%	0.13

ACXIOM CORPORATION AND SUBSIDIARIES
MARGIN ANALYSIS
(Unaudited)

											Q4 FY06 to Q4 FY07		FY06 to FY07
	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06	09/30/06	12/31/06	03/31/07	FY2007%		$	%	$

Gross profit	67,037	86,516	109,130	95,773	358,456	91,060	95,873	100,133	94,450	381,516	-1.4%	(1,323)	6.4%	23,060
Gross margin	21.6%	26.2%	31.4%	27.8%	26.9%	27.0%	27.5%	28.4%	26.4%	27.3%

Operating margin	4.8%	5.7%	15.2%	12.9%	9.8%	10.8%	12.0%	14.5%	8.2%	11.4%

Services gross profit	44,150	61,310	73,764	61,163	240,387	65,819	64,715	66,094	57,484	254,112	-6.0%	(3,679)	5.7%	13,725
Services gross margin	18.5%	24.2%	28.0%	23.7%	23.7%	25.1%	24.3%	24.9%	21.5%	23.9%

Data gross profit	22,887	25,206	35,366	34,610	118,069	25,241	31,158	34,039	36,966	127,404	6.8%	2,356	7.9%	9,335
Data gross margin	31.9%	32.6%	42.0%	39.9%	36.9%	33.7%	37.9%	39.1%	41.1%	38.1%

ACXIOM CORPORATION AND SUBSIDIARIES
EXPENSE TREND ANALYSIS
(Unaudited)

	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06	09/30/06	12/31/06	03/31/07	FY2007

Salaries and benefits % of revenue	40.7%	38.5%	37.4%	38.5%	38.7%	40.4%	40.1%	39.6%	43.3%	40.9%

Computer, communications and other
equipment % of revenue	25.0%	23.1%	21.2%	20.8%	22.5%	21.7%	20.9%	20.2%	20.5%	20.8%

Data costs % of revenue	13.5%	13.5%	12.1%	13.0%	13.0%	12.9%	12.7%	12.4%	11.9%	12.5%

Other operating costs and expenses % of revenue	16.5%	15.3%	14.5%	14.9%	15.3%	14.3%	14.4%	13.4%	13.5%	13.8%

Total operating costs and expenses % of revenue	95.2%	94.3%	84.8%	87.1%	90.2%	89.2%	88.0%	85.5%	91.8%	88.6%

SG&A % of revenue	17.3%	16.6%	16.6%	15.0%	16.3%	16.3%	15.5%	13.9%	15.7%	15.3%

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON GAAP MEASURES
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended March 31, 2007
					Earnings on
	GAAP	Unusual		Unusual	Operations
	Earnings	Charges (1)		Tax Adj (2)	Excluding Unusual

Earnings before income taxes	15,739	9,672		0	25,411

Income taxes	9,468	3,579	(3)	(3,755)	9,292

Net earnings	6,271	6,093		3,755	16,119

Diluted earnings per share	$0.078	$0.076		$0.047	$0.201

Tax rate	60%	37%			37%

(1) The unusual charges are $9.7 million in pretax charges, consisting of $6.6 million related to closing down Spain, $2.5 million in U.S. severance and $0.6 million in non cash write off of deferred cost associated with the $50 million pay down on the term loan.
(2) Unusual tax items net, primarily due to the non-deductibility of the majority of the Spain losses and the adjustment in the R&D tax credit reserve.
(3) Nominal tax rate of 37%.

	For the Twelve Months Ended March 31, 2007
					Earnings on
	GAAP	Unusual		Unusual	Operations
	Earnings	Charges (1)		Tax Adj (2)	Excluding Unusual

Earnings before income taxes	118,071	9,672		0	127,743

Income taxes	47,331	3,579	(3)	(3,755)	47,155

Net earnings	70,740	6,093		3,755	80,588

Diluted earnings per share	$0.835	$0.072		$0.044	$0.952

Tax rate	40%	37%			37%

(1) The unusual charges are $9.7 million in pretax charges, consisting of $6.6 million related to closing down Spain, $2.5 million in U.S. severance and $0.6 million in non cash write off of deferred cost associated with the $50 million pay down on the term loan.
(2) Unusual tax items net, primarily due to the non-deductibility of the majority of the Spain losses and the adjustment in the R&D tax credit reserve.
(3) Nominal tax rate of 37%.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON GAAP MEASURES
USING 37% NOMINAL TAX RATE
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended March 31, 2007
		(B)			(B) + (C)
	(A)	GAAP Pretax	(C)		Earnings on
	GAAP	at Nominal	Unusual		Operations
	Earnings	Tax Rate	Charges (1)		Excluding Unusual

Earnings before income taxes	15,739	15,739	9,672		25,411

Income taxes	9,468	5,823	3,579	(3)	9,402

Net earnings	6,271	9,916	6,093		16,009

Diluted earnings per share	$0.078	$0.124	$0.076		$0.200	(2)

Tax rate	60%	37%	37%		37%

(1) The unusual charges are $9.7 million in pretax charges, consisting of $6.6 million related to closing down Spain, $2.5 million in U.S. severance and $0.6 million in non cash write off of deferred cost associated with the $50 million pay down on the term loan.
(2) Calculated using $16,009 in net income and 80,135,000 shares.
(3) Nominal tax rate of 37%.

	For the Twelve Months Ended March 31, 2007
		(B)			(B) + (C)
	(A)	GAAP Pretax	(C)		Earnings on
	GAAP	at Nominal	Unusual		Operations
	Earnings	Tax Rate	Charges (1)		Excluding Unusual

Earnings before income taxes	118,071	118,071	9,672		127,743

Income taxes	47,331	43,686	3,579	(3)	47,265

Net earnings	70,740	74,385	6,093		80,478

Diluted earnings per share	$0.835	$0.878	$0.072		$0.950	(2)

Tax rate	40%	37%	37%		37%

(1) The unusual charges are $9.7 million in pretax charges, consisting of $6.6 million related to closing down Spain, $2.5 million in U.S. severance and $0.6 million in non cash write off of deferred cost associated with the $50 million pay down on the term loan.
(2) Calculated using $80,478 in net income and 84,649,000 shares.
(3) Nominal tax rate of 37%.